Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Completes Acquisition of BayMedica Creating a Market Leader in the Manufacturing of Rare Cannabinoids

Vancouver, BC and South San Francisco, CA – October 13, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the manufacturing and clinical development of rare cannabinoids, today announced that they have completed the previously announced acquisition of BayMedica Inc. (“BayMedica”), a private company based in the US specializing in the manufacturing and commercialization of rare cannabinoids for the health and wellness sector.

Eric A. Adams, President and Chief Executive Officer of InMed, stated, “We are delighted to close this acquistion and welcome everyone at BayMedica to the InMed team. In the next several weeks, we will focus on corporate integration, exploring our combined manufacturing know-how and looking to accelerate revenue growth. BayMedica brings significant expertise and will help strengthen our pharmaceutical drug development efforts as well as position the Company to become a global leader in the manufacturing of rare cannabinoids.”

Shane Johnson, Senior Vice President and General Manager of BayMedica, stated, “We are very pleased to finalize this transaction and join forces with InMed. Together we have the capabilities and resources to accelerate our commercial initiatives and expedite the launch of several new cannabinoids products in the consumer health and wellness sector. The combined technologies in rare cannabinoid manufacturing, including synthetic biology, chemical synthesis and enzymatic biotransformation (IntegraSynTM), establishes us as a leader in the field.”

Acquistion overview and amended transaction terms: InMed acquired 100% of BayMedica in exchange for 2.05 million InMed common shares issued to BayMedica’s equity and convertible debt holders, subject to a six-month contractual hold period. The previously announced issuance of Series A and Series B warrants to acquire 1.6 million common shares was replaced with a cash component of US$1 milllion. The entirety of this cash consideration will be held in escrow, subject to cancellation, to satisfy certain potential post-closing indemnification and other claims that InMed may have under the definitive agreement in the six- and twelve-month periods following the closing.

To learn more about the transaction and hear more about InMed’s future developments, please visit our website and view a recent webinar featuring Eric A. Adams and Shane Johnson.

About InMed: InMed Pharmaceuticals is a global leader in the manufacturing and development of rare cannabinoids. Together with our subsidiary, BayMedica, we have unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. We are a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

About BayMedica: BayMedica Inc. is a revenue-stage biotechnology company leveraging synthetic biology and pharmaceutical chemistry to develop an efficient, scalable, and proprietary platform to produce high quality, rare cannabinoids for consumer applications and cannabinoid-derived new chemical entities for pharmaceutical applications. For more information, visit www.baymedica.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Edison Group:

Joe Green/Laine Yonker

T: +1.646.653.7030/+1.646.653.7035

E: jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: BayMedica’s plans for further product launches; the results and potential benefits of the combination of InMed and BayMedica’s business models and their future growth potential.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the anticipated results and potential of BayMedica’s business and the combination of BayMedica’s business with InMed’s business occurring; continued economic and market stability; delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs; advancing IntegraSyn™ to commercial scale production; IntegraSyn™ being a commercially viable solution for large-scale, pharmaceutical-grade GMP production of rare cannabinoids; and developing a pipeline of cannabinoid-based pharmaceutical drug candidates. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: regulatory filings may not be filed or approved on a timely basis, or at all. A more complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Security and Exchange Commission on www.sec.gov and the most recent Annual Information Form and other continuous disclosure filed with Canadian securities regulatory authorities on SEDAR at www.sedar.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.